UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2022 (August 31, 2022)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On August 31, 2022, counsel for Nanophase Technologies Corporation (“Nanophase”) received a letter from lawyers representing BASF Corporation (“BASF”) stating that BASF had filed a complaint against Nanophase in the Superior Court of New Jersey on August 9, 2022 (the “New Jersey Complaint”) and that Nanophase’s registered agent for service of process had been served with the New Jersey Complaint on August 11, 2022. The August 31, 2022 letter from BASF’s lawyers was Nanophase’s first notice of the New Jersey Complaint, which Nanophase thereafter obtained from the New Jersey court.

The New Jersey Complaint claims that Nanophase breached the Zinc Oxide Supply Agreement dated as of September 16, 1999 between Nanophase and BASF, as assignee, as amended through January 1, 2019 (the “Agreement”). The New Jersey Complaint specifically alleges that Nanophase breached the exclusivity provision of the Agreement by selling zinc oxide to entities other than BASF, including sales to Nanophase’s subsidiary Solésence, LLC (“Solésence”), in markets designated as being in the field of use (the “Field”) under the Agreement. The New Jersey Complaint also relatedly alleges that Nanophase breached the capacity and inventory provisions of the Agreement. In addition, the New Jersey Complaint alleges claims for unjust enrichment and violation of the duty of good faith and fair dealing. The New Jersey Complaint seeks an unspecified amount of damages, a permanent injunction, counsel fees, and litigation expenses. The New Jersey Complaint is not seeking termination of the Agreement.

Management believes that the allegations of BASF’s New Jersey Complaint are without merit and are unsupported by the terms of the Agreement and governing law.

On September 7, 2022, Nanophase filed a Complaint for Declaratory Judgment against BASF in the Circuit Court of Cook County, Illinois (the “Illinois Complaint”). The Illinois Complaint asks the court to declare that contrary to BASF’s views, the exclusivity provision of the Agreement does not apply to all products containing zinc oxide as an ingredient for uses designated under the Agreement nor does the exclusivity provision prohibit Nanophase’s sales of Solésence products containing zinc oxide as an ingredient.

Nanophase intends to continue negotiating with BASF in good faith to resolve these issues. In the event that an acceptable solution is not reached, and litigation proceeds, the ultimate resolution cannot now be determined with certainty. However, management believes that Nanophase will ultimately prevail under the terms of the Agreement and governing law.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which was previously filed as Exhibit 10.22 to Nanophase’s Annual Report on Form 10-K for the year ended December 31, 1999, SEC File No. 000-22333, and is incorporated herein by reference.

On September 7, 2022, Nanophase issued a press release about the New Jersey Complaint and the Illinois Complaint. The press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description

99.1	Press release dated September 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022

NANOPHASE TECHNOLOGIES CORPORATION

By: /s/ Jess Jankowski

      Name: Jess Jankowski

      Title: Chief Executive Officer